Exhibit 99.1

PRESS RELEASE

CLEAR CHANNEL OUTDOOR HOLDINGS, INC. PROVIDES UPDATE ON FORM 10-K FILING

San Antonio, TX, April 3, 2018 — Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) (the “Company”) announced today that the Company will be delayed in filing its Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (the “Form 10-K”) beyond the extended deadline of April 2, 2018. As previously disclosed, the Company’s delay in filing the Form 10-K is due to the ongoing special investigation regarding the misappropriation of funds by employees of Clear Media Limited, an indirect, non-wholly-owned subsidiary of the Company whose ordinary shares are listed but suspended from trading on the Hong Kong Stock Exchange, and other matters discovered during the course of the special investigation. In light of the ongoing procedures being undertaken in connection with the special investigation, the Company was unable to file the Form 10-K by April 2, 2018. The Company will file the Form 10-K as soon as practicable.

As a result, the Company has received a notice from the New York Stock Exchange (the “NYSE”) that the Company is not in compliance with the NYSE’s continued listing requirements under the timely filing criteria. The NYSE informed the Company that, under the NYSE’s rules, the Company will have six months from April 3, 2018 to file the Form 10-K with the SEC. The Company can regain compliance with the NYSE listing standards before that date by filing the Form 10-K with the SEC.

About Clear Channel Outdoor Holdings, Inc.

Clear Channel Outdoor Holdings, Inc. is one of the world’s largest outdoor advertising companies, with over 580,000 displays in 31 countries across four continents, including 43 of the 50 largest markets in the United States. Clear Channel Outdoor Holdings, Inc. offers many types of displays across its global platform to meet the advertising needs of its customers. This includes a growing digital platform that now offers more than 1,100 digital billboards across 28 markets in the United States. Clear Channel Outdoor Holdings, Inc.’s International segment operates in 18 countries across Asia and Europe in a wide variety of formats.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements based on the Company’s current management expectations. These forward-looking statements include all statements other than those made solely with respect to historical facts and include, but are not limited to, statements regarding the ongoing special investigation at Clear Media Limited and expectations about the timing of the filing of the Form 10-K. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, (1) the uncertainty regarding the investigation and its ultimate findings, as well as the timing of its completion and costs and expenses arising out of the investigation process and its results, (2) the impact of the investigation on the Company, its management and operations, including its financial impact as well as any legal proceedings or regulatory action that may arise from the investigation, any of which may result in a material adverse effect on the Company, (3) the outcome of the additional procedures being undertaken by the Company in connection with the review of the Company’s financial statements, including unanticipated accounting or audit issues, (4) the existence and identification of control deficiencies, including disclosure controls as well as any material weaknesses in internal control over financial reporting, and any impact of such control deficiencies as well as the associated costs in remediating those control deficiencies and (5) findings of criminal or other inappropriate activities by employees of Clear Media Limited, including violations of Company policies and procedures, as well as those risks and uncertainties described in the sections entitled “Risk Factors” in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) and similar disclosures in subsequent periodic and current reports filed with the SEC. Many of the factors that will determine the outcome of the subject matter of this press release are beyond the Company’s ability to control or predict. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Media:

Wendy Goldberg

Executive Vice President – Communications

(212) 377-1105

Investors:

Eileen McLaughlin

Vice President, Investor Relations

(212) 377-1116

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